Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

By and Between

NET TALK.COM, INC.

and

VICIS CAPITAL MASTER FUND

DATED FEBRUARY 24, 2010

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated February 24, 2010, is made by and between NET TALK.COM, INC., a Florida corporation (the “Company”), and VICIS CAPITAL MASTER FUND (the “Purchaser”), a sub-trust of Vicis Capital Series Master Trust, a unit trust organized and existing under the laws of the Cayman Islands.

R E C I T A L S

WHEREAS, the Company wishes to undertake a financing, and pursuant to the terms and conditions of this Agreement, the Company wishes to issue and sell to the Purchaser, and the Purchaser wishes to acquire from the Company: (1) up to 500 shares (the “Preferred Shares”) of the Company’s newly-designated Series A Convertible Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”), which are convertible into shares (the “Preferred Conversion Shares”) of common stock, par value $.001 per share (the “Common Stock”), of the Company, and which have such terms, rights and preferences as are set forth in the Certificate of Designation for the Series A Preferred Stock set forth on Exhibit A attached hereto; and (2) Series D Common Stock Purchase Warrants (each, a “Series D Warrant”) to purchase up to an aggregate of 20,000,000 shares of Common Stock of the Company, at an initial exercise price of $0.50 per share, in the form attached hereto as Exhibit B (collectively, the “New Warrants”).

WHEREAS, the Purchaser is the holder of certain Series C Common Stock Purchase Warrants (“Series C Warrants”) issued by the Company, and the parties have agreed that the Series C Warrants will be exchanged for Series D Warrants with an initial exercise price of $0.50 and having identical denominations and expiration dates as the Series C Warrants (the “Exchanged Warrants”, together with the New Warrants, the “Warrants”, and the shares of Common Stock underlying the Warrants, the “Warrant Shares”).

WHEREAS, the Purchaser is the holder of: (1) a 12% Senior Secured Convertible Debenture due September 10, 2010 with a principal amount of $1,000,000 currently outstanding and accrued and unpaid interest of $210,000; (2) a 12% Senior Secured Convertible Debenture due September 10, 2010 with a principal amount of $500,000 currently outstanding and accrued and unpaid interest of $105,000; (3) a 12% Senior Secured Convertible Debenture due January 30, 2011 with a principal amount of $500,000 currently outstanding and accrued and unpaid interest of $126,000; and (4) a 12% Senior Secured Convertible Debenture due January 30, 2011 with a principal amount of $500,000 currently outstanding and accrued and unpaid interest of $105,000 (each a “Maturing Debenture” and collectively, the “Maturing Debentures”).

WHEREAS, the Purchaser and the Company have agreed to extend the maturity dates of the Maturing Debentures until June 30, 2011, capitalize the accrued and unpaid interest thereunder, consolidate the loans, and amend and restate such debentures, which will be evidenced by a 12% Senior Secured Convertible Debenture due June 30, 2011 in the form attached hereto as Exhibit C-1 (the “June Debenture”).

WHEREAS, the Purchaser is also the holder of: (1) a 12% Senior Secured Convertible Debenture due July 20, 2011 with a principal amount of $500,000 currently outstanding and accrued and unpaid interest of $87,166 (the “July Debenture”); and (2) a 12% Senior Secured Convertible Debenture due September 15, 2011 with a principal amount of $1,100,000 currently outstanding and accrued and unpaid interest of $165,607 (the “September Debenture”, together with the July Debenture and the Maturing Debentures, the “Old Debentures”).

WHEREAS, the Purchaser and the Company have agreed to capitalize the accrued and unpaid interest under the July Debenture and September Debenture, and to amend and restate such debentures in the forms attached hereto as Exhibit C-2 and Exhibit C-3 (such amended and restated debentures, together with the June Debenture, the “New Debentures”; the shares of Common Stock issuable under the New Debentures, together with the Preferred Conversion Shares, the “Conversion Shares”; and the New Debentures together with the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares, collectively, the “Securities”).

NOW, THEREFORE,      the Company and the Purchaser hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF THE SECURITIES

   1.1  Purchase and Sale of the Securities.  Subject to the terms and conditions hereof and in reliance on the representations and warranties contained herein, or made pursuant hereto, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company at the closings of the transactions contemplated hereby (each a “Closing” and collectively, the “Closings”), the Preferred Shares and Warrants for $5,000,000 (the “Purchase Price”) in cash.

   1.2  Closings.  The initial Closing shall be deemed to occur at the offices of Quarles & Brady, LLP, 411 East Wisconsin Avenue, Milwaukee, Wisconsin, at 5:00 p.m. CST on February 24, 2010, or at such other place, date or time as mutually agreeable to the parties (the “Initial Closing Date”).   Each other Closing, if any, shall occur at such place, date and time as mutually agreeable to the parties.

   1.3  Initial Closing Matters. On the Initial Closing Date, subject to the terms and conditions hereof, the following actions shall be taken:

       (a)  The Company, against delivery of payment of $3,000,000 (the “Closing Payment”) in accordance with Section 1.3(b), will deliver to the Purchaser the documents required to be delivered by Section 5.4 hereof.

       (b)  The Purchaser shall deliver to the Company the Closing Payment in immediately available funds by wire transfer of immediately available funds in accordance with the instructions of the Company and surrender for cancellation by the Company, the Old Debentures and the Series C Warrants.

   1.4  Holdback; Release.

       (a)  As soon as reasonably practicable after the date hereof but in no event later than the fifth business day thereafter, the Purchaser shall deposit an amount equal to $2,000,000 (together with any interest accruing thereon, the “Holdback Amount”) into the bank account identified on Schedule 1.4(a) hereto (the “Holdback Account”) until such time as funds may be released from the Holdback Account pursuant to the terms of this Section 1.4.  Any and all withdrawals from the Holdback Account shall require dual signatures, one signature being that of an officer of the Company and one signature being that of a duly authorized representative of the Purchaser.

       (b)  Upon the Company’s written reasonable request to the Purchaser that it needs to increase its Available Cash (as defined below), the Company shall be entitled to receive from the Holdback Amount such amount as determined by the Purchaser in its reasonable sole discretion (a “Release Amount”).  Upon each such release, the Purchaser shall be entitled to the issuance of Preferred Shares and a Series D Warrant from the Company at a rate of 1 Preferred Share and a Series D Warrant to purchase 40,000 shares of Common Stock for each $10,000 released from the Holdback Account (each a “Tranche of Securities”). Upon each Closing of a transfer of a Release Amount to the Company: (i) the Purchaser shall authorize the bank to release such Release Amount to such other account specified by the Company; and (ii) the Company, against delivery of such Release Amount, will deliver to the Purchaser a Tranche of Securities calculated in accordance with this Section 1.4(b) and the documents required to be delivered by Section 5.4 hereof. As used herein, the term “Available Cash” shall mean the aggregate amount of all immediately available funds that the Company has access to in bank accounts in its name.

       (c)  Notwithstanding anything to the contrary contained herein, if funds remain in the Holdback Account after 5:00 p.m. Eastern Time on June 30, 2011 (the “Holdback Account Termination Time”), and the Purchaser and Company have not mutually agreed to extend such Holdback Account Termination Time to a later time, the Purchaser shall be entitled to the return of the full amount of the Holdback Amount then remaining in the Holdback Account.  Upon written notice to the Company from the Purchaser of such termination, the Company shall promptly authorize the bank to release all such funds remaining in the Holdback Account to such other account specified by the Purchaser.

       (d)  Each of the parties hereto acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Section 1.4 were not performed by the Company, on the one hand, or the Purchaser on the other hand, in accordance with the terms hereof or were otherwise breached by the Company, on the one hand, or the Purchaser on the other hand. The parties further agree that the Purchaser or the Company, as the case may be, shall be entitled to an injunction or injunctions to prevent breaches of the provisions hereof and to compel specific performance of the terms hereof, in addition to any other remedy at law or equity.

   1.5  Most Favored Nations Exchange.   If the Company completes a private equity or equity-linked financing at any time while any share of Series A Preferred Stock is outstanding, the Purchaser will have the right to exchange all or any such shares at their stated value, plus all accrued but unpaid dividends thereon, for securities in such financing.

   1.6  Subsequent Financings.

       (a)  Other than in connection with a Exempt Issuance (defined below),  for the one-year period following any Closing Date, the Purchaser shall have the right to participate up to 100% of each such subsequent financing that involves the sale of securities of the Company (each such financing, a “Subsequent Financing”). At least 15 days prior to the making or accepting of an offer for a Subsequent Financing, the Company shall deliver to the Purchaser a written notice of its intention to effect a Subsequent Financing and the details of such Subsequent Financing (a “Subsequent Financing Notice”). The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person (as defined in Section 3.13) with whom such Subsequent Financing is proposed to be effected, and shall include, as an attachment thereto, a term sheet or similar document relating thereto, if any exists.   If the Purchaser elects to participate in the Subsequent Financing, the closing of such Subsequent Financing shall be as mutually agreed between the parties participating in such Subsequent Financing.  If by 6:30 p.m. (Eastern Time) on the fifteenth day after the Purchaser has received the Subsequent Financing Notice, the Purchaser fails to notify the Company of its election to participate or elects to participate in an amount that is less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.  The Company must provide the Purchaser with a second Subsequent Financing Notice, and the Purchaser will again have the right of participation set forth above in this Section 1.6(a), if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 90 days after the date of the initial Subsequent Financing Notice.

       (b)  Notwithstanding the foregoing, Section 1.6(a) shall not apply in respect to the issuance of the following (each, an “Exempt Issuance”):

           (i)  shares of Common Stock issued upon conversion or exercise of any Options or Convertible Securities (defined below) that are outstanding on the day immediately preceding the Initial Closing Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Initial Closing Date to lower the conversion or exercise price thereof and so long as the number of shares of Common Stock underlying such securities is not otherwise increased;

          (ii)  Up to 10,000,000 shares of Common Stock in the aggregate that are issued under the Company’s stock option plan (the “SOP”) pursuant to the terms of the SOP in effect on the day immediately preceding the Initial Closing Date;

         (iii)  securities issued pursuant to acquisitions or strategic transactions approved by a majority of the directors of the Company not interested in the transaction, provided that any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds; provided that, an issuance of securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities shall not be an Exempt Issuance; and

          (iv)  shares of Common Stock issued in a best efforts underwritten public offering in which the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $30,000,000.

For purposes of this Agreement, “Convertible Securities” means any stock or other securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock, and “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

ARTICLE II
OTHER TRANSACTION DOCUMENTS

   2.1  Security Agreement.  All of the obligations of the Company under this Agreement and the Securities shall be secured pursuant to the terms of that certain Amended and Restated Security Agreement dated of even date herewith between the Company and the Purchaser in the form attached hereto as Exhibit D (the “Security Agreement”).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

 The Company hereby represents and warrants to the Purchaser as of the date of this Agreement and at each Closing as follows:

   3.1  Organization and Qualification.  The Company is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has all requisite corporate power and authority to carry on its business as now conducted.   The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations in all material respects under the Transaction Documents (as defined in Section 3.6 hereof).

   3.2  Subsidiaries.  The Company has no subsidiaries other than those disclosed on Schedule 2.2 attached hereto (each a “Subsidiary”, and collectively, the “Subsidiaries’).  The Company owns, directly or indirectly, all of the capital stock of each Subsidiary, free and clear of any and all liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.  Each Subsidiary is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has all requisite corporate power and authority to carry on its business as now conducted.  Each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

   3.3  Compliance.

       (a)  Except as disclosed in Schedule 3.3(a) attached hereto, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such that, individually or in the aggregate, such default(s) and violations(s) would not have or reasonably be expect to have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents.

       (b)  The business of the Company and each Subsidiary is presently being conducted in accordance with all applicable foreign, federal, state and local governmental laws, rules, regulations and ordinances (including, without limitation, rules and regulations of each governmental and regulatory agency, self regulatory organization and Trading Market applicable to the Company or any Subsidiary), except such that, individually or in the aggregate, the noncompliance therewith would not have or reasonably be expect to have a Material Adverse Effect.  The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, would not have or reasonably be expect to have a Material Adverse Effect, and the Company has not received any written notice of proceedings relating to the revocation or modification of any of the foregoing.   For purposes of this Agreement, “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Arca, the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Select Market, Nasdaq Global Market, the Nasdaq Capital Market, or any tier of the over-the-counter (“OTC”) market.

   3.4  Capitalization.

       (a)  The authorized capital stock of the Company, the number of shares of such capital stock issued and outstanding, and the number of shares of capital stock reserved for issuance upon the exercise or conversion of all outstanding warrants, stock options, and other securities issued by the Company, as of the date hereof, are set forth on Schedule 3.4(a) attached hereto.  All of such outstanding shares have been, or upon issuance will be, validly issued, are fully paid and nonassessable.

       (b)  Except as disclosed in Schedule 3.4(b) attached hereto:

(i)       no holder of shares of the Company’s capital stock has any preemptive rights or any other similar rights or has been granted or holds any Liens or encumbrances suffered or permitted by the Company;

(ii)      there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock of the Company or any Subsidiary or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any Subsidiary;

(iii)     there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 3.13 hereof) of the Company or any Subsidiary in excess of $100,000 or by which the Company or any Subsidiary is or may become bound and involves Indebtedness in excess of $100,000;

(iv)      there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or its Subsidiaries;

(v)       there are no agreements or arrangements under which the Company or any Subsidiary is obligated to register the sale of any of their securities under the Securities Act of 1933, as amended (the “Securities Act”);

(vi)      there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or a Subsidiary;

(vii)     there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Securities; and

(viii)    the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

   3.5  Issuance of Securities.

       (a)  The Securities to be issued hereunder are duly authorized and, upon payment and issuance in accordance with the terms hereof, shall be free from all taxes, Liens and charges with respect to the issuance thereof. As of the Closing Date, the Company has authorized and has reserved free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock equal to one hundred percent (100%) of the aggregate number of shares of Common Stock issuable upon the full conversion of the Preferred Shares and New Debentures and one hundred percent (100%) of the aggregate number of shares of Common Stock issuable upon the full exercise of the Warrants.

       (b)  The Conversion Shares and Warrant Shares, when issued and paid for upon conversion of the Preferred Shares and New Debentures and exercise of the Warrants, as the case may be, will be validly issued, fully paid and nonassessable and free from all taxes, Liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of the Common Stock.

       (c)  Assuming the accuracy of each of the representations and warranties made by the Purchaser and set forth in Article IV hereof (and assuming no change in applicable law and no unlawful distribution of the Securities by the Purchaser or other Persons), the issuance by the Company to the Purchaser of the Securities is exempt from registration under the Securities Act.

   3.6  Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Amended and Restated Registration Rights Agreement to be entered into between the Company and the Purchaser on even date herewith in the form attached hereto as Exhibit E (the “Registration Rights Agreement”), the Certificate of Designation for the Series A Preferred Stock, the New Debentures, the Warrants, the Security Agreement, and each of the other agreements or instruments entered into or delivered by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities (including without limitation, the Conversion Shares and Warrant Shares) in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares, New Debentures and the Warrants, have been duly authorized by the Board, and no further consent or authorization is required by the Company, the Board or its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights and remedies generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law or by principles of public policy thereunder.

   3.7  Dilutive Effect. The Company understands and acknowledges that its obligation to issue the Conversion Shares and Warrant Shares is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

   3.8  No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance of the Conversion Shares and Warrant Shares) will not (i) result in a violation of any articles or certificate of incorporation, any certificate of designation, preferences and rights of any outstanding series of preferred stock, bylaws or similar charter or organizational document of the Company or any Subsidiary or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any Subsidiary is a party (except where such defaults, conflicts, rights of termination, amendment, acceleration or cancellation have been waived or postponed until the fulfillment of the Company’s obligations under the Transaction Documents), or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and rules and regulations of any governmental or any regulatory agency, self-regulatory organization, or Trading Market applicable to the Company) or by which any property or asset of the Company are bound or affected, except in the case of clauses (ii) and (iii), for such breaches, violations or defaults as would not be reasonably expected to have a Material Adverse Effect.

   3.9  Governmental Consents. Except for (i) the filing of a registration statement pursuant to the Registration Rights Agreement, (ii) application(s) to each Trading Market for the listing of the Conversion Shares and Warrant Shares for trading thereon in the time and manner required thereby, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental or any regulatory agency, self-regulatory organization or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. The Company is unaware of any facts or circumstances relating to the Company or its Subsidiaries which might prevent the Company from obtaining or effecting any of the foregoing.

  3.10  Registration and Approval of Sale of Securities.  Based in material part upon the representations and warranties herein (and in the other Transaction Documents) of the Purchaser, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder.  Assuming the accuracy of the representations and warranties in Article IV hereof (and assuming no change in applicable law and no unlawful distribution of the Securities by the Purchaser or other Persons), no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as is contemplated hereby. Neither the Company nor any Person acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any Person, or has taken or will take any action so as to either (a) bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act or applicable state securities laws, or (b) trigger shareholder approval provisions under the rules or regulations of any Trading Market.  Neither the Company nor any of its affiliates that it controls, nor any Person acting on its or their behalf, has: (x) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities; or (y) directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act in a manner that would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act, nor will the Company or any of its affiliates that it controls or Persons acting on its or their behalf engage in any form of general solicitation or take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

  3.11  Placement Agent’s Fees.  Except as set forth on Schedule 3.11, no brokerage or finder’s fee or commission are or will be payable to any Person with respect to the transactions contemplated by this Agreement based upon arrangements made by the Company or any of its affiliates.  The Company agrees that it shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Purchaser or any of its affiliates) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim for any such fees or commissions.

  3.12  Litigation.  Except as disclosed in Schedule 3.12 attached hereto, there is no action, suit, written notice of violation, or written notice of any proceeding pending or, to the knowledge of the Company, threatened against or affecting the Common Stock or the Company, any Subsidiary or any of their respective executive officers, directors or properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority  (federal, state, county, local or foreign), self regulatory authority or Trading Market  (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  To the Company’s knowledge, neither the Company nor any Subsidiary, nor any director or executive officer thereof (in his/her capacity as such), is or, within the last five years, has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  To the knowledge of the Company, there has not been, and there is not pending or threatened in writing, any investigation by the United States Securities and Exchange Commission (the “Commission” or “SEC”) involving the Company or any current director or executive officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act.  There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened in writing against or involving the Company or any of its properties or assets, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any executive officers or directors of the Company in their capacities as such, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

  3.13  Indebtedness and Other Contracts. Except as disclosed in Schedule 3.13 attached hereto, neither the Company nor any Subsidiary (a) has any outstanding Indebtedness (as defined below in this Section 3.13), (b) is a party to any contract, agreement or instrument, the violation of which, or default under, by any other party to such contract, agreement or instrument would result in a Material Adverse Effect, (c) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (d) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.  For purposes of this Agreement: (x) ”Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, Lien, pledge, change, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above; (y) ”Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) ”Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

  3.14  Commission Documents, Financial Statements.  The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act.  At the times of their respective filings, all of the aforementioned reports, schedules, forms, statements and other documents required to be filed by it with the Commission (the “Commission Documents”) complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Each registration statement and any amendment thereto filed by the Company during the two years preceding the date hereof pursuant to the Securities Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the Securities Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission.  Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or year-end adjustments or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

  3.15  Absence of Certain Changes or Developments.  Except as disclosed in Schedule 3.15 attached hereto or as contemplated herein and in the Transaction Documents, since  September 10, 2008:

       (a)  there has been no Material Adverse Effect, and no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, which, under the Exchange Act, Securities Act, or rules or regulations of any Trading Market, required or requires public disclosure or announcement by the Company, but which has not been so publicly announced or disclosed;

       (b)  the Company has not:

           (i)  issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto, except pursuant to the exercise or conversion of securities outstanding as of such date;

          (ii)  borrowed any amount in excess of $100,000 or incurred or become subject to any other liabilities in excess of $100,000 (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the business of the Company;

         (iii)  discharged or satisfied any Lien or encumbrance in excess of $100,000 or paid any obligation or liability (absolute or contingent) in excess of $100,000, other than current liabilities paid in the ordinary course of business and payments of principal;

          (iv)  declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock, in each case in excess of $50,000 individually or $100,000 in the aggregate;

           (v)  sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in each case in excess of $100,000, except in the ordinary course of business;

          (vi)  sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights in excess of $100,000, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business;

         (vii)  suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

        (viii)  made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

          (ix)  except for capital expenditures or commitments of up to $1,000,000 in the aggregate that are solely used for the interconnect site deployment, made capital expenditures or commitments therefor that aggregate in excess of $100,000;

           (x)  entered into any material transaction outside the ordinary course of business;

          (xi)  made charitable contributions or pledges in excess of $10,000;

         (xii)  suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

        (xiii)  experienced any material problems with labor or management in connection with the terms and conditions of their employment;

         (xiv)  altered its method of accounting, except to the extent required by GAAP;

          (xv)  issued any equity securities to any officer, director or affiliate (as such term is defined in Rule 144 of the Securities Act), except pursuant to existing Company stock, option, equity incentive or similar incentive plans; or

         (xvi)  entered into an agreement, written or otherwise, to take any of the foregoing actions.

  3.16  Solvency.  The Company has not taken, nor does it have any intention to take, any steps to seek protection pursuant to any bankruptcy or similar law.  The Company does not have any actual knowledge nor has it received any written notice that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that, as of the date hereof, would reasonably lead a creditor to do so. After giving effect to the transactions contemplated hereby to occur at the Closing, the Company will not be Insolvent (as hereinafter defined). For purposes of this Agreement, “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness, contingent or otherwise, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

  3.17  Off-Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that if made or not made would be reasonably likely to have a Material Adverse Effect.

  3.18  Foreign Corrupt Practices.  None of the Company, any Subsidiary, nor any of their respective directors, officers, agents, employees or other Persons acting on behalf of such subsidiaries has, in the course of their respective actions for or on behalf of the Company or any of its subsidiaries (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

  3.19  Transactions With Affiliates.  Except as disclosed in Schedule 3.19 attached hereto, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

  3.20  Insurance.   Except as disclosed in Schedule 3.20 attached hereto, the Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and each Subsidiary are engaged. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

  3.21  Employee Relations.  Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or employs any member of a union. No Executive Officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No Executive Officer of the Company, to the knowledge of the Company, is, or is now, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and, to the actual knowledge of the Company, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company and each Subsidiary are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

  3.22  Title.  Except as set forth in Schedule 3.22, the Company and each Subsidiary have good and marketable title to all personal property owned by them which is material to their respective business, in each case free and clear of all Liens. Any real property and facilities held under lease by the Company or any Subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary.

  3.23  Intellectual Property Rights.  The Company and its Subsidiaries own or possess the rights to use all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted (collectively, the “Intellectual Property Rights”) without any conflict with the rights of others, except any failures as, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.  Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable measures to protect the value of the Intellectual Property Rights.

  3.24  Environmental Laws.  The Company and each of its Subsidiaries (a) are in compliance with any and all Environmental Laws (as hereinafter defined), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (a), (b) and (c), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

  3.25  Tax Matters.  The Company and each of its Subsidiaries (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (c) have set aside on its books reasonably adequate provision for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except where such failure would not have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

  3.26  Internal Accounting and Disclosure Controls.  The Company is in compliance in all material respects with the requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof and applicable to it, and any and all rules and regulations promulgated by the SEC thereunder that are effective and applicable to it as of the date hereof to the best of its abilities.  The Company maintains a system of internal accounting controls and disclosure controls and procedures that it believes are appropriate given the size and circumstances of the Company.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

  3.27  Investment Company Status.  The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

  3.28  Material Contracts.  Each contract of the Company that involves expenditures or receipts in excess of $250,000 (each, a “Material Contract”) is in full force and effect and is valid and enforceable in accordance with its terms. The Company is and has been in material compliance with all applicable terms and requirements of each Material Contract and no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a violation or breach of, or give the Company or any other entity the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Contract. The Company has not given or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Material Contract.

  3.29  Inventory.  All inventory of the Company consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been or will be written off or written down to net realizable value on the audited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2009.  The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of the Company.

  3.30  No Disagreements with Accountants. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants formerly or presently employed by the Company.

  3.31  Ranking of Series A Preferred Stock.  No capital stock or other security (except for the Old Debentures outstanding on the date hereof) issued by the Company is senior to the Series A Preferred Stock or New Debentures in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

  3.32  Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

  3.33  Listing and Maintenance Requirements.   The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all such maintenance requirements.

  3.34  Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

  3.35  OFAC.  Neither the issuance of the Securities to the Purchaser, nor the use of the respective proceeds thereof by the Company, shall cause the Company to violate the U.S. Bank Secrecy Act, as amended, and any applicable regulations thereunder or any of the sanctions programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) of the United States Department of Treasury, any regulations promulgated thereunder by OFAC or under any affiliated or successor governmental or quasi-governmental office, bureau or agency and any enabling legislation or executive order relating thereto. Without limiting the foregoing, the Lender (i) is not a person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 200l Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) does not engage in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is not a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other OFAC regulation or executive order.

  3.36  Disclosure. All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided however, the Company makes no representation as to studies and reports prepared by third parties not engaged by the Company and included in the materials delivered to Purchaser.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company as of the date of this Agreement as follows:

   4.1  Organization; Authority.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser.  Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

   4.2  Own Account.  The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof except in compliance with the Securities Act, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws), except in compliance with the Securities Act. The Purchaser is acquiring the Securities hereunder in the ordinary course of its business. The Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

   4.3  Purchaser Status.  At the time the Purchaser was offered the Securities, it was, and at the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

   4.4  Experience of Such Purchaser.  The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

   4.5  General Solicitation.  The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

ARTICLE V
CONDITIONS TO CLOSING OF THE PURCHASER

The obligation of the Purchaser to purchase Preferred Shares and Warrants at a Closing is subject to the fulfillment to the Purchaser’s satisfaction on or prior to each Closing Date of each of the following conditions, any of which may be waived by such Purchaser:

   5.1  Representations and Warranties Correct.  The representations and warranties in Article III hereof shall be true and correct when made, and shall be true and correct on each Closing Date with the same force and effect as if they had been made on and as of such Closing Date.

   5.2  Performance.  All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to such Closing Date shall have been performed or complied with by the Company in all material respects.

   5.3  No Impediments.  Neither the Company nor the Purchaser shall be subject to any order, decree or injunction of a court or administrative agency of competent jurisdiction that prohibits the transactions contemplated hereby or would impose any material limitation on the ability of such Purchaser to exercise full rights of ownership of the Securities.  At the time of such Closing, the purchase of the Securities to be purchased by the Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

   5.4  Other Agreements and Documents.  The Company shall have delivered the following agreements and documents:

       (a)  A certificate, registered in the name of the Purchaser, representing the number Preferred Shares corresponding to the applicable Release Amount as determined in accordance with Section 1.4(b) hereof;

       (b)  A Series D Warrant in the form of Exhibit B attached hereto, registered in the name of the Purchaser, entitling the Purchaser to acquire the number of shares of Common Stock corresponding to the applicable Release Amount as determined in accordance with Section 1.4(b) hereof;

       (c)  An opinion of counsel to the Company, dated the date of such Closing, in a form as shall be reasonably acceptable to counsel to the Purchaser;

       (d)  A Certificate of Good Standing from the state of incorporation of the Company as of a recent date; and

       (e)  A certificate of an officer of the Company, dated such Closing Date, certifying (i) the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement, (ii) the Board resolutions approving this Agreement and the transactions contemplated hereby, (iii) the articles of incorporation and bylaws of the Company, each as amended as of such Closing Date; (iv) the names of each officer and director of the Company as of such Closing Date; and (v) such other matters as the Purchaser shall reasonably request.

       (f)  With respect to the Initial Closing only:

           (i)  A certificate, registered in the name of the Purchaser, representing 300 Preferred Shares;

          (ii)  A Series D Warrant in the form of Exhibit B attached hereto, registered in the name of the Purchaser, entitling the Purchaser to acquire 12,000,000 shares of Common Stock;

         (iii)  Exchanged Warrants, registered in the name of the Purchaser, having an exercise price of $0.50 and having identical denominations and expiration dates as the Series C Warrants being surrendered for cancellation;

          (iv)  The Registration Rights Agreement in the form of Exhibit E hereto, executed by the Company;

           (v)  The Security Agreement in the form of Exhibit D hereto, executed by the Company; and

          (vi)  The New Debentures in the forms set forth in Exhibits C-1, Exhibits C-2, and Exhibits C-3, attached hereto.

   5.5  Certificate of Designation.  The Company shall have filed the Certificate of Designation for the Series A Preferred Stock in the form attached hereto as Exhibit A with the Florida Secretary of State.

   5.6  Trading Markets.  The listing or trading of the Conversion Shares and Warrant Shares on each Trading Market shall have been approved by such Trading Market authority.

   5.7  Due Diligence Investigation.  No fact shall have been discovered, whether or not reflected in the Schedules hereto, which in the Purchaser’s determination would make the consummation of the transactions contemplated by this Agreement not in the Purchaser’s best interests.

ARTICLE VI
CONDITIONS TO CLOSING OF THE COMPANY

The Company’s obligation to sell the Securities at each Closing is subject to the fulfillment to its satisfaction on or prior to such Closing Date of each of the following conditions:

   6.1  Representations.  The representations made by the Purchaser pursuant to Article VI hereof shall be true and correct when made and shall be true and correct on such Closing Date.

   6.2  No Impediments.  Neither the Company nor the Purchaser shall be subject to any order, decree or injunction of a court or administrative agency of competent jurisdiction that prohibits the transactions contemplated hereby or would impose any material limitation on the ability of the Purchaser to exercise full rights of ownership of the Securities.  At the time of the Closing, the purchase of the Securities to be purchased by the Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

ARTICLE VII
AFFIRMATIVE COVENANTS

The Company hereby covenants and agrees, so long as any Preferred Share remains outstanding, as follows:

   7.1  Maintenance of Corporate Existence.  The Company shall and shall cause its subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all material terms of licenses and other rights to use licenses, trademarks, trade names, service marks, copyrights, patents or processes owned or possessed by it and necessary to the conduct of its business, except where the failure to maintain such corporate existence, rights, franchises, licenses and rights to use licenses, trademarks, trade names, service marks, copyrights, patents or processes would not (a) result in a Material Adverse Effect or (b) materially adversely affect the rights of Purchaser under any Transaction Document.

   7.2  Maintenance of Properties.  The Company shall and shall cause its subsidiaries to, keep each of its properties necessary to the conduct of its business in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company shall and shall cause its subsidiaries to at all times comply with each material provision of all material leases to which it is a party or under which it occupies property.

   7.3  Payment of Taxes.  The Company shall and shall cause its subsidiaries to, promptly pay and discharge, or cause to be paid and discharged when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, assets, property or business of the Company and its subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall be contested timely and in good faith by appropriate proceedings, if the Company or its subsidiaries shall have set aside on its books adequate reserves with respect thereto, and the failure to pay shall not be prejudicial in any material respect to the holders of the Securities, and provided, further, that the Company or its subsidiaries will pay or cause to be paid any such tax, assessment, charge or levy forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

   7.4  Payment of Indebtedness.  The Company shall, and shall cause its subsidiaries to, pay or cause to be paid when due all Indebtedness incident to the operations of the Company or its subsidiaries (including, without limitation, claims or demands of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehousemen and landlords) which, if unpaid might become a Lien (except for Permitted Liens) upon the assets or property of the Company or its subsidiaries, except where the Company (or its subsidiary, as the case may be) disputes the payment of such Indebtedness in good faith by appropriate proceedings.

   7.5  Reservation of Common Stock.  The Company shall continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock not less than one hundred percent (100%) of the aggregate number of shares of Common Stock issuable upon the full conversion of the Preferred Shares and New Debentures and one hundred percent (100%) of the aggregate number of shares of Common Stock issuable upon the full exercise of the Warrant.

   7.6  Maintenance of Insurance.  The Company shall and shall cause its subsidiaries to, keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by theft, fire, explosion and other risks customarily insured against by companies in the line of business of the Company or its subsidiaries, in amounts sufficient to prevent the Company and its subsidiaries from becoming a co-insurer of the property insured; and the Company shall and shall cause its subsidiaries to maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated or as may be required by law, including, without limitation, general liability, fire and business interruption insurance, and product liability insurance as may be required pursuant to any license agreement to which the Company or its subsidiaries is a party or by which it is bound.

   7.7  Notice of Adverse Change.  The Company shall promptly give notice to all holders of any Securities (but in any event within seven (7) days) after becoming aware of the existence of any condition or event which constitutes, or the occurrence of, any of the following:

       (a)  any event of noncompliance by the Company or its subsidiaries under this Agreement in any material respect;

       (b)  the institution of an action, suit or proceeding against the Company or any subsidiary before any court, administrative agency or arbitrator, including, without limitation, any action of a foreign government or instrumentality, which, if adversely decided, would result in a Material Adverse Effect whether or not arising in the ordinary course of business; or

       (c)  any information relating to the Company or any subsidiary which would reasonably be expected to result in a material adverse effect on its inability to perform its obligations of under any Transaction  Document.

Any notice given under this Section 7.7 shall specify the nature and period of existence of the condition, event, information, development or circumstance, the anticipated effect thereof and what actions the Company has taken and/or proposes to take with respect thereto.

   7.8  Compliance With Agreements.  The Company shall and shall cause its subsidiaries to comply in all material respects, with the terms and conditions of all material agreements, commitments or instruments to which the Company or any of its subsidiaries is a party or by which it or they may be bound.

   7.9  Other Agreements.  The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company under any Transaction Document.

  7.10  Compliance With Laws.  The Company shall and shall cause each of its subsidiaries to duly comply in all material respects with any material laws, ordinances, rules and regulations of any foreign, federal, state or local government or any agency thereof, or any writ, order or decree, and conform to all valid requirements of governmental authorities relating to the conduct of their respective businesses, properties or assets.

  7.11  Protection of Licenses, etc.  The Company shall and shall cause its subsidiaries to, maintain, defend and protect to the best of their ability licenses and sublicenses (and to the extent the Company or a subsidiary is a licensee or sublicensee under any license or sublicense, as permitted by the license or sublicense agreement), trademarks, trade names, service marks, patents and applications therefor and other proprietary information owned or used by it or them, (except where the failure to defend and protect such licenses and sublicenses would not (a) result in a Material Adverse Effect or (b) materially adversely affect the rights of Purchaser under any Transaction Document) and shall keep duplicate copies of any licenses, trademarks, service marks or patents owned or used by it, if any, at a secure place selected by the Company.

  7.12  Accounts and Records; Inspections.

       (a)  The Company shall keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to the business and affairs of the Company and its subsidiaries in accordance with GAAP applied on a consistent basis.

       (b)  The Company shall permit each holder of any Securities or any of such holder’s officers, employees or representatives during regular business hours of the Company, upon reasonable notice and as often as such holder may reasonably request, to visit and inspect the offices and properties of the Company and its subsidiaries and to make extracts or copies of the books, accounts and records of the Company or its subsidiaries at such holder’s expense.

       (c)  Nothing contained in this Section 7.12 shall be construed to limit any rights which a holder of any Securities may otherwise have with respect to the books and records of the Company and its subsidiaries, to inspect its properties or to discuss its affairs, finances and accounts.

  7.13  Maintenance of Office.  The Company will maintain its principal office at the address of the Company set forth in Section 12.6 of this Agreement where notices, presentments and demands in respect of this Agreement and any of the Securities may be made upon the Company, until such time as the Company shall notify the holders of the Securities in writing, at least thirty (30) days prior thereto, of any change of location of such office.

  7.14  Payments.  The Company shall pay (a) the dividends on, and redeem, the Preferred Shares, in the time, the manner and the form as provided in the Certificate of Designation for the Series A Preferred Stock; (b) the interest and principal amount when due as required by the terms of the New Debentures; and (c) any other amounts as may be required by the Transaction Documents.

  7.15  SEC Reporting Requirements.  For so long as the Purchaser beneficially owns any of the Securities, and until such time as all the Conversion Shares and Warrant Shares are saleable by the Purchaser without restriction as to volume or manner of sale under Rule 144 under the Securities Act, the Company shall, once it has filed a registration statement pursuant to the Registration Rights Agreement, timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.  As long as the Purchaser owns Securities, Conversion Shares or Warrant Shares, the Company will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144 or any successor rule such information as is required for the Purchaser to sell the Securities under Rule 144 without regard to the volume and manner of sale limitations.  The Company further covenants that it will take such further action as any holder of Securities, Conversion Shares or Warrant Shares may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities, Conversion Shares or Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or any successor rule thereto.

  7.16  Listing Maintenance.  The Company hereby agrees to use best efforts to maintain the listing or trading of the Common Stock on a Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Conversion Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Conversion Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible.  The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on, and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of, each such Trading Market on which the Company’s Common Stock is listed or trades.

  7.17  Further Assurances.  From time to time the Company shall execute and deliver to the Purchaser and the Purchaser shall execute and deliver to the Company such other instruments, certificates, agreements and documents and take such other action and do all other things as may be reasonably requested by the other party in order to implement or effectuate the terms and provisions of this Agreement and any of the Securities.

  7.18  Use of Proceeds.  The Company shall use the first $2,300,000 of the net proceeds from the sale of the Securities hereunder for production of approximately 110,000 TK6000 units, the next $700,000 of such net proceeds for interconnect deposits, marketing costs and deployment network to 24 new states located in the United States, and the remainder for working capital purposes and not for the satisfaction of any portion of the Company's debt (other than payment of trade payables in the ordinary course of the Company's business and prior practices), to redeem any security or to settle any outstanding litigation.

For purposes of Articles VII–IX, the term “subsidiary” shall be deemed to include each Subsidiary and any subsidiary of the Company acquired or formed after the date hereof.

ARTICLE VIII
NEGATIVE COVENANTS

The Company hereby covenants and agrees, so long as any Preferred Share remains outstanding, it will not (and not allow any subsidiary to), without the prior written consent of the holder(s) of more than 66 2/3% of the number of shares of Series A Preferred Stock outstanding (the “Majority Holders”), directly or indirectly:

   8.1  Distributions and Redemptions.  (i) Except with respect to the Series A Preferred Stock, or forward stock splits in the form of a dividend, declare or pay any dividends or make any distributions to any holder(s) of any shares of capital stock of the Company or (ii) purchase, redeem or otherwise acquire for value, directly or indirectly, any security issued by Company, except as may be required by the terms of such security.

   8.2  Reclassification.  Effect any reclassification, combination or reverse stock split of the Common Stock.

   8.3  Liens.  Except as otherwise provided in this Agreement, create, incur, assume or permit to exist any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of the Company or any subsidiary under any conditional sale or other title retention agreement or any capital lease, upon or with respect to any property or asset of the Company or any Subsidiary (each a “Lien” and collectively, “Liens”), except that the foregoing restrictions shall not apply to:

       (a)  liens for taxes, assessments and other governmental charges, if payment thereof shall not at the time be required to be made, and provided such reserve as shall be required by generally accepted accounting principles consistently applied shall have been made therefor;

       (b)  liens of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehouseman and landlords or other like liens, incurred in the ordinary course of business for sums not then due or being contested in good faith, if an adverse decision in which contest would not materially affect the business of the Company;

       (c)  liens securing indebtedness of the Company or any subsidiaries which is in an aggregate principal amount not exceeding $100,000 and which liens are subordinate to liens on the same assets held by the Purchaser;

       (d)  statutory liens of landlords, statutory liens of banks and rights of set-off, and other liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made for any such contested amounts;

       (e)  liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

       (f)  any attachment or judgment lien not constituting an Event of Default (as defined below);

       (g)  easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Company or any of its subsidiaries;

       (h)  any (i) interest or title of a lessor or sublessor under any lease, including liens relating to Indebtedness identified in Section 8.4(f), (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

       (i)  liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

       (j)  any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

       (k)  liens securing obligations (other than obligations representing debt for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Company and its subsidiaries;

       (l)  the replacement, extension or renewal of any lien permitted by this Section upon or in the same property theretofore subject or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the indebtedness secured thereby; and

      (m) a customer’s interest in or possession of the Company’s inventory;  provided that such inventory is subject to a valid and binding consignment agreement having terms that are commercially reasonable; and further provided that no more than 50% of the Company’s inventory in the aggregate is at any time subject to consignment.

All of the Foregoing Liens described in subsections (a) – (m) above shall be referred to as “Permitted Liens”.

   8.4  Indebtedness.  Create, incur, assume, suffer, permit to exist, or guarantee, directly or indirectly, any Indebtedness, excluding, however, from the operation of this covenant:

       (a)  Indebtedness to the extent existing on the date hereof or any replacement Indebtedness not to exceed the amount of such existing Indebtedness;

       (b)  Indebtedness which may, from time to time be incurred or guaranteed by the Company which in the aggregate principal amount does not exceed $100,000;

       (c)  the endorsement of instruments for the purpose of deposit or collection in the ordinary course of business;

       (d)  Indebtedness relating to contingent obligations of the Company and its subsidiaries under guaranties in the ordinary course of business of the obligations of suppliers, customers, and licensees of the Company and its subsidiaries, including Indebtedness of up to $500,000 in the aggregate associated with standby letters of credit issued to manufacturers of the Company’s products;

       (e)  Indebtedness relating to loans from the Company to its subsidiaries;

       (f)  Indebtedness relating to equipment leases in an amount not to exceed $500,000, and Indebtedness relating to capital leases in an amount not to exceed $100,000;

       (g)  accounts or notes payable arising out of the purchase of merchandise, supplies, equipment, software, computer programs or services in the ordinary course of business;

       (h)  Common Stock issued or issuable to financial institutions, or lessors, pursuant to a commercial credit arrangement, equipment financing transaction, accounts receivable factoring, or a similar transaction; or

       (i)  Indebtedness of up to $1,000,000 in the aggregate, the proceeds of which is solely used for the interconnect site deployment.

The foregoing Indebtedness described in subsections (a) – (h) above shall be referred to as “Permitted Indebtedness”.

   8.5  Capital Stock.  Except for issuances to the Purchaser and issuances required by securities issued and outstanding on the date hereof, issue any security that is senior to or ranks pari passu with the Series A Preferred Stock, whether with respect to right of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

   8.6  Liquidation or Sale.  Sell, transfer, lease or otherwise dispose of 20% or more of its consolidated assets (as shown on the most recent financial statements of the Company or the subsidiary, as the case may be) in any single transaction or series of related transactions (other than the sale of inventory in the ordinary course of business), or liquidate, dissolve, recapitalize or reorganize in any form of transaction.

   8.7  Change of Control Transaction.  Enter into a Change in Control Transaction. For purposes of this Agreement, “Change in Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 45% of the voting securities of the Company (other than by means of conversion or exercise of the Securities by the Purchaser), or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 55% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 55% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a two-year period of more than one-half of the members of the Company’s board of directors (except as such replacement may be required pursuant to the rules and regulations of a Trading Market) which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (v) the merger or consolidation of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity (except in connection with a merger involving the Company solely for the purpose, and with the sole effect, of reorganizing the Company under the laws of another jurisdiction; provided that the articles of incorporation and bylaws (or similar charter or organizational documents) of the surviving entity are substantively identical to those of the Company and do not otherwise adversely impair the rights of the Purchaser), or (vi) the execution by the Company of an agreement to which the Company  is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (v) above.

   8.8  Amendment to Company Documents.

       (a)  Amend or waive any provision of its Articles of Incorporation or Bylaws in any way that materially adversely affects the rights of the Purchaser without the prior written consent of the Purchaser; or

       (b)  Amend, modify or change the SOP to increase the number of shares or other securities issuable under the SOP or otherwise in such a manner that adversely affects the rights of Purchaser under the Transaction Documents, as is determined by the Purchaser in its sole discretion.

   8.9  Transactions with Affiliates.  Permit any of its Affiliates, officers, directors or employees to:

       (a)  enter into any transaction with the Company or any subsidiary (other than for services as employees, officers and directors), including entering into any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or other Affiliates or any entity in which any officer, director, or other Affiliates has a substantial interest or is an officer, director, trustee or partner; or

       (b)  divert (or permit anyone to divert) any business or opportunity of the Company or subsidiary to any other corporate or business entity; or

       (c)  enter into any, or modify any existing, severance, golden parachute, change in control or similar agreement with the Company or any of its subsidiaries.

Further, on an annualized basis, none of the officers of the Company or a subsidiary shall receive an increase in salary or bonus in excess of 15% of the prior year’s salary or bonus, as applicable; provided that the foregoing restriction shall not apply to the extent inconsistent with that certain employment agreement between the Company and Mr. Anastasios Kyriakides as in effect as of the  Initial Closing Date.

  8.10  Registration Statements.  File any registration statement with the Commission until the earlier of: (i) 60 Trading Days (defined below) following the date that a registration statement or registration statements registering all the Conversion Shares, Warrant Shares and other Registrable Securities (as that term is defined in the Registration Rights Agreement) is declared effective by the Commission; and (ii) the date the Conversion Shares and Warrant Shares are saleable by Purchaser under Rule 144 under the Securities Act without limitation as to volume or manner of sale; provided that this Section shall not prohibit the Company from filing a registration statement on Form S-4 or other applicable form for securities to be issued in connection with acquisitions of businesses by the Company or its subsidiaries, or post effective amendments to registration statements that were declared effective prior to the date hereof or to a registration statement filed with the Commission on Forms S-4 or S-8.  “Trading Day” means a day on which the principal Trading Market is open for business.

  8.11  Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material, nonpublic information, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.

ARTICLE IX
EVENTS OF DEFAULT

   9.1  Events of Default.  The occurrence and continuance of any of the following events shall constitute an event of default under this Agreement (each, an “Event of Default” and, collectively, “Events of Default”):

       (a)  if the Company shall default in the payment of any dividend on or redemption of any Preferred Share when the same shall become due and payable; and in each case such default shall have continued without cure for five (5) Trading Days after written notice (a “Default Notice”) is given to the Company of such default;

       (b)  the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed or quoted on at least one of the following: the OTC Bulletin Board or Pink Sheets Market, the American Stock Exchange, the Nasdaq Global Market, the Nasdaq Capital Market or The New York Stock Exchange, Inc. for a period of ten (10) consecutive Trading Days and such suspension from listing (or listing on an alternate exchange or quotation system) is not cured within ten (10) days after the tenth (10th) consecutive day of such suspension from listing;

       (c)  the Company shall fail to (i) timely deliver the shares of Common Stock upon conversion of the Preferred Shares or exercise of a Warrant by the tenth (10th) Trading Day after the date of delivery required therefor or otherwise in accordance with the provisions of the Transaction Documents, (ii) make the payment of any fees and/or liquidated damages under this Agreement or any Transaction Document, which failure in the case of item (i) of this Section is not remedied within ten (10) Trading Days after the incurrence thereof and, solely with respect to item (ii) above, ten (10) Trading Days after the Purchaser delivers a Default Notice to the Company of the incurrence thereof;

       (d)  while a registration statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the registration statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Purchaser for sale of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive Trading Days;

       (e)  the Company’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply for any reason or its intention not to comply with proper requests for issuance of, or its failure to timely deliver, Conversion Shares or Warrant Shares;

       (f)  if the Company or any subsidiary shall default in the performance of any of the covenants contained in the Securities, this Agreement or the Transaction Documents and (i) such default shall have continued without cure for ten (10) Trading Days after a Default Notice is given to the Company or (ii) such default shall have materially adversely affected the Purchaser regardless of any action taken by the Company to cure such default

       (g)  if any of the Company or its subsidiaries shall default in the observance or performance of any term or provision of a material agreement to which it is a party or by which it is bound, which default will have or could reasonably be expected to have a Material Adverse Effect and such default is not waived or cured within the applicable grace period provided for in such agreement;

       (h)  if any representation or warranty made in this Agreement, any Transaction Document or in or any certificate delivered by the Company or its subsidiaries pursuant hereto or thereto shall prove to have been incorrect in any material respect when made;

       (i)  the Company shall (i) default in any payment of any amount or amounts of principal of or interest on any Indebtedness and the aggregate principal amount of which Indebtedness is in excess of $250,000 or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity;

       (j)  if a final judgment which, either alone or together with other outstanding final judgments against the Company and its subsidiaries, exceeds an aggregate of $100,000 shall be rendered against the Company or any subsidiary and such judgment shall have continued undischarged or unstayed for thirty-five (35) days after entry thereof;

       (k)  the Company or any of its subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), or admit in writing its inability to pay its debts (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

       (l)  a proceeding or case shall be commenced in respect of the Company o r any of its subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Company or any of its subsidiaries or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any of its subsidiaries  and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days.

   9.2  Remedies.

       (a)  Upon the occurrence and continuance of an Event of Default, the Purchaser may at any time (unless all defaults shall theretofore have been remedied) at its option, by written notice or notices to the Company require the Company to immediately redeem in cash all or a portion of the Preferred Shares held by the Purchaser (plus all accrued and unpaid dividends thereon at the time of such request) at the Mandatory Default Amount.

       (b)  The “Mandatory Default Amount” means the sum of:

           (i)  the greater of (A) 110% of the aggregate stated value of the Preferred Shares plus all declared and unpaid dividends thereon, or (B) the aggregate stated value of the Preferred Shares plus all declared and unpaid dividends thereon, divided by the Conversion Price on the date the Mandatory Default Amount is either (I) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (II) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (I) demanded or otherwise due or (II) paid in full, whichever has a higher VWAP; and

          (ii)  all other amounts, costs, expenses and liquidated damages due Purchaser.

VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

       (c)  The Purchaser, by written notice or notices to the Company, may in its own discretion waive an Event of Default and its consequences and rescind or annul such declaration; provided that, no such waiver shall extend to or affect any subsequent Event of Default or impair any right resulting therefrom.

       (d)  In case any one or more Events of Default shall occur and be continuing, the Purchaser may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Transaction Document or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law.  In case of a default in the payment of any dividend on or redemption of any Preferred Share, the Company will pay to the Purchaser such further amount as shall be sufficient to cover the cost and the expenses of collection, including, without limitation, actual attorney’s fees, expenses and disbursements.  No course of dealing and no delay on the part of a Purchaser in exercising any rights shall operate as a waiver thereof or otherwise prejudice such Purchaser’s rights.

       (e)  Any remedy conferred by this Section shall not be exclusive of any other remedy provided by this Agreement or any other Transaction Document or now or hereafter available at law, in equity, by statute or otherwise.

ARTICLE X
CERTIFICATE LEGENDS

  10.1  Legend.  Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Prior to registration of the Conversion Shares and the Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in this Section 10.1. Certificates evidencing the Conversion Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 10.1 hereof), (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Conversion Shares or Warrant Shares pursuant to Rule 144, or (iii) if such Conversion Shares or Warrant Shares are eligible for sale under Rule 144 by the Purchaser without limitation as to volume or manner of sale, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission).  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effective date of a registration statement covering such Conversion Shares or Warrant Shares, if required by the Company’s transfer agent, to effect the removal of the legend hereunder.  If all or any portion of the Preferred Shares, New Debentures or a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Conversion Shares or the Warrant Shares, such Conversion Shares and Warrant Shares, as the case may be, shall be issued free of all legends.  The Company agrees that following the effective date of the registration statement covering Conversion Shares or Warrant Shares or at such time as such legend is no longer required under this Section 10.1, it will, no later than five (5) Trading Days following the delivery by the Purchaser to the Company or the Company’s transfer agent of a certificate representing Conversion Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such date, the “Delivery Date”), deliver or cause to be delivered to the Purchaser a certificate representing such Securities that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Whenever a certificate representing the Conversion Shares or Warrant Shares is required to be issued to the Purchaser without a legend, in lieu of delivering physical certificates representing the Conversion Shares or Warrant Shares, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Conversion Shares or Warrant Shares to the Purchaser by crediting the account of such Purchaser’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system (to the extent not inconsistent with any provisions of this Agreement).

  10.2  Liquidated Damages.  The Company understands that a delay in the delivery of unlegended certificates for the Conversion Shares or the Warrant Shares as set forth in Section 5.1 hereof beyond the Delivery Date could result in economic loss to the Purchaser.  If the Company fails to deliver to a Purchaser such shares via DWAC or a certificate or certificates pursuant to this Section hereunder by the Delivery Date, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Conversion Shares or Warrant Shares (based on the closing price of the Common Stock reported by the principal Trading Market on the date such Securities are submitted to the Company’s transfer agent) subject to Section 10.1, $10 per Trading Day (increasing to $20 per Trading Day ten (10) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered.  Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

  10.3  Sales by the Purchaser.  The Purchaser agrees that the removal of the restrictive legend from certificates representing Securities as set forth in Section 10.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

ARTICLE XI
INDEMNIFICATION

  11.1  Indemnification by the Company.  The Company agrees to defend, indemnify and hold harmless the Purchaser and shall reimburse the Purchaser for, from and against each claim, loss, liability, cost and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the actual fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, “Losses”) directly or indirectly relating to, resulting from or arising out of (a) any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation by or of the Company contained in any Transaction Document or in any certificate, document, or instrument delivered by the Company to the Purchaser; or (b) any action instituted against the Purchaser or its affiliates, by any stockholder of the Company who is not an affiliate of the Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by the Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).

  11.2  Procedure.

       (a)  The indemnified party shall promptly notify the indemnifying party of any claim, demand, action or proceeding for which indemnification will be sought under this Agreement; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article XI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.

       (b)  In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable, good-faith judgment of the indemnified party a conflict of interest between it and the indemnifying party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified party), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense (but not control) with counsel of its choice at its sole cost and expense (except that the indemnifying party shall remain responsible for the reasonable fees and expenses of one separate counsel for the indemnified party in the event in the reasonable, good-faith judgment of the indemnified party a conflict of interest between it and the indemnifying party exists).

       (c)  In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim.  In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be Losses subject to indemnification hereunder.

        (d)  The parties shall cooperate fully with each other in connection with any negotiation or defense of any such action or claim and shall furnish to the other party all information reasonably available to such party which relates to such action or claim.  Each party shall keep the other party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.

       (e)  Notwithstanding anything in this Article XI to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim.  The indemnification obligations to defend the indemnified party required by this Article XI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when the Loss is incurred, so long as the indemnified party shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification.  The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

  11.3  Reimbursement. If any Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any other stockholder), solely as a result of such Purchaser's acquisition of the Securities from the Company under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

ARTICLE XII
MISCELLANEOUS

  12.1  Governing Law.  This Agreement and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Agreement were negotiated.

  12.2  Survival.  Except as specifically provided herein, the representations, warranties, covenants and agreements made herein shall survive the Closing.

  12.3  Amendment.  This Agreement may not be amended, discharged or terminated (or any provision hereof waived) without the written consent of the Company and the Purchaser.

  12.4  Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon and enforceable by and against, the successors, assigns, heirs, executors and administrators of the parties hereto.  The Purchaser may assign its rights hereunder, and the Company may not assign its rights or obligations hereunder without the consent of the Purchaser.

  12.5  Entire Agreement.  This Agreement, the Transaction Documents and the other documents delivered pursuant hereto and simultaneously herewith constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

  12.6  Notices, etc.  All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered either personally, by facsimile, or by a nationally recognized courier service marked for next business day delivery or sent in a sealed envelope by first class mail, postage prepaid and either registered or certified with return receipt, addressed as follows:

if to the Company:

Net Talk.com 1100 NW 163rd Drive Miami, FL 33169 Phone: (305) 621-1200 Fax: (305) 621-1201 Attn: Mr. Anastasios Kyriakides

with a copy to:

Mitchell L. Perlstein, P.A. 4400 N. Federal Hwy Suite 210 Boca Raton, FL 33431 Phone: (561) 368-0831 Fax: (877)-fax-2mlp Attn: Mitchell L. Perlstein, Esq.

if to the Purchaser:

Vicis Capital Master Fund 445 Park Avenue, 16th Floor New York, NY 10022 Phone: (212) 909-4600 Fax: (212) 909-4601 Attn: Shad Stastney

with a copy to:

Andrew D. Ketter, Esq. Quarles & Brady LLP 411 East Wisconsin Avenue Milwaukee, WI 53202 Phone: (414) 277-5629 Fax: (414) 978-8972

Such communications shall be effective immediately if delivered in person or by confirmed facsimile, upon the date acknowledged to have been received in return receipt, or upon the next business day if sent by overnight courier service.

  12.7  Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any holder of any Securities upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence, therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be, made in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

  12.8  Severability.  The invalidity of any provision or portion of a provision of this Agreement shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.  It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

  12.9  Expenses.  The Company shall bear its own expenses and legal fees incurred on its behalf with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement and shall pay all documentary stamp or similar taxes imposed by any authority upon the transactions contemplated by this Agreement or any Transaction Document.  The Company shall pay all reasonable, documented third-party fees and expenses incurred by the Purchaser in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all actual reasonable attorneys’ fees and expenses.

 12.10  Consent to Jurisdiction; Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND STATE OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTION DOCUMENTS.  EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY SUCH LEGAL PROCEEDING.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY CONSENTS TO SERVICE OF PROCESS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 12.6 AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE TO SERVICE OF PROCESS IN SUCH MANNER.

 12.11  Titles and Subtitles.  The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

 12.12  Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Securities Purchase Agreement, as of the day and year first above written.

COMPANY:
NET TALK.COM, INC.

By: /s/ Anastasios Kyriakides
Name: Anastasios Kyriakides
Title: CEO and President

PURCHASER:
VICIS CAPITAL MASTER FUND,
a sub-trust of Vicis Capital Series Master Trust
By: Vicis Capital LLC

By: /s/ Shad Stastney
Name: Shad Stastney
Title: Member

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATION OF
SERIES A CONVERTIBLE PREFERRED STOCK

EXHIBIT B

FORM OF SERIES D WARRANT

EXHIBIT C-1

FORM OF DEBENTURE

EXHIBIT C-2

FORM OF DEBENTURE

EXHIBIT C-3

FORM OF DEBENTURE

EXHIBIT D

FORM OF SECURITY AGREEMENT

EXHIBIT E

FORM OF REGISTRATION RIGHTS AGREEMENT

Nettalk.com, Inc.                                 Schedule 1.4 (a)

New bank account – Escrow   TO BE OPENED BY NETTALK.

Nettalk.com, Inc.                                 Schedule 3.4 (a)

Outstanding shares, as follows:

Preferred stock, $.001 par value, 10,000,000 shares authorized, none issued.

Common stock, $.001 par value, 300,000,000 shares authorized, 9,719,800 issued and outstanding.

Nettalk.com, Inc.                                 Schedule 3.4 (b)

The following items are exempt from limitation as defined in Article III, Section 3.4 (b) of Security Purchase Agreement, dated February 23, 2010:

1.  Nettalk Employee Stock Option Plan, as adopted.

2.  Employment Agreement between Nettalk.com, Inc. and Anastasios Kyriakides, as adopted.

3.  Share based common stock issued to directors and officers prior to February 23, 2010.

4.  Share based common stock issued to non officers prior to February 23, 2010.

5.  Capital expenditures incurred in deployment of our network infrastructure, including operating and capital leases.

Nettalk.com, Inc.                                 Schedule 3.11

Placement agent:    NONE

Nettalk.com, Inc.                                 Schedule 3.12

Pending litigations:     NONE.

Nettalk.com, Inc.                                 Schedule 3.13

Indebtedness and other contracts:             NONE.

Nettalk.com, Inc.                                 Schedule 3.15

None

Nettalk.com, Inc.                                 Schedule 3.19

Related party transactions:

Effective September 10, 2008, we issued 1,000,000 shares to Apogee Financial Investments, Inc. in connection with certain consulting services rendered to us. Mr. Richard Diamond is president of Apogee Financial Investments, Inc. and served as a member of our board of directors until his resignation on November 23, 2009. On the date of the issuance, Mr. Diamond was not a member of our board of directors.

Midtown Partners & Co., LLC (“Midtown Partners”), an FINRA registered broker dealer, acted as the placement agent in connection with multiple Convertible Debt Offerings.  In connection with these offerings, we paid Midtown Partners a cash commission equal to $198,000; issued Series BD Common Stock Purchase Warrant to Midtown Partners entitling Midtown Partners to purchase 1,080,000 shares of our common stock at an initial exercise price of  $0.50 per share; and issued Series BD Common Stock Purchase Warrant to Midtown Partners entitling Midtown Partners to purchase 1,080,000 shares of our common stock at an initial exercise price of $0.25 per share. Midtown Partners is a wholly-owned subsidiary of Apogee Financial Investments, Inc.

A company owned or controlled by a major shareholder of NetTalk.com, Inc., provided services to us, as follows:

In June 2009, we incurred advertising expense for the creation of an infomercial. The infomercial is presently running weekly in some US markets.

Nettalk.com, Inc.                                 Schedule 3.20

Insurance:

ADP Total Source provides our workers compensation insurance.

Taxton Barclay provides our casualty and property insurance.

Vicis Capital Master Fund will be added as “named” insure on our casualty and property  policies.

Nettalk.com, Inc.                                 Schedule 3.22

Title/ownership:

Fixed and intangible assets owned by Nettalk.com, Inc. are listed on depreciation schedule attached.

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